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NEWS
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FOR IMMEDIATE RELEASE
CONTACT: Chris L. Nines
         (512) 434-5587


        TEMPLE-INLAND INC. DECLARES SPECIAL CASH DIVIDEND


	AUSTIN, TEXAS, November 5, 2004-Temple-Inland Inc. announced today that its Board of Directors has declared a special dividend of $1.00 per common share, payable December 15, 2004 to shareholders of record December 1, 2004. The special dividend is in addition to the regular quarterly dividend of $.36 per common share announced earlier today.

	In announcing this decision, Kenneth M. Jastrow, II, chairman and chief executive officer of Temple-Inland Inc., said, "This special dividend reflects the Board of Director's confidence in our strategy and strong free cash flow."

	Temple-Inland Inc. is a major manufacturer of corrugated packaging and forest products, with a diversified financial services operation. The Company's 2.0 million acres of forestland are certified as managed in compliance with ISO 14001 and in accordance with the Sustainable Forestry Initiative(r) (SFI) program of the American Forest & Paper Association to ensure forest management is conducted in a scientifically sound and environmentally sensitive manner. Temple-Inland's common stock (TIN) is traded on the New York Stock Exchange and the Pacific Exchange. Temple-Inland's address on the World Wide Web is www.templeinland.com.